                                                                    EXHIBIT (23)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Russell Corporation of our report dated January 31, 2003 included in the 2002 Annual Report to Shareholders of Russell Corporation.

Our audits also included the financial statement schedule of Russell Corporation listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements of Russell Corporation listed below of our report referred to above, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Russell Corporation.

            Form S-3 Registration Statement No.  33-47906
            Form S-3 Registration Statement No.  33-54361
            Form S-8 Registration Statement No.  33-69679
            Form S-8 Registration Statement No. 333-89765
            Form S-8 Registration Statement No. 333-30236
            Form S-8 Registration Statement No. 333-30238
            Form S-8 Registration Statement No. 333-55338
            Form S-8 Registration Statement No. 333-55340
            Form S-4 Registration Statement No. 333-97129


                                          /s/ Ernst & Young LLP

Birmingham, Alabama
March 25, 2003